Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agrify Corporation, of our report, dated March 21, 2025, relating to the consolidated financial statements of Agrify Corporation as of December 31, 2024 and for the year then ended, and the retrospective adjustments to the 2023 consolidated financial statements described in Notes 1 and 6, except for the retroactive impact of the reverse stock split on October 8, 2024, as to which the date is March 27, 2025, appearing in the Annual Report on Form 10-K/A of Agrify Corporation for the year ended December 31, 2024.

/s/ GuzmanGray

GuzmanGray

Costa Mesa, California

June 12, 2025

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of Agrify Corporation, of our report, dated February 21, 2025, relating to the financial statements of Double or Nothing, LLC as of December 31, 2023 and 2022 and for the years then ended appearing in the Amended Current Report on Form 8-K/A of Agrify Corporation filed on February 25, 2025.

/s/ GuzmanGray

GuzmanGray

Costa Mesa, California

June 12, 2025